UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)                  April 24, 2008

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-8267                                           11-2125338
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                       06851
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                     N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On April 24, 2008, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2008 first quarter ended March 31, 2008. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on April 24, 2008 disclosing results of operations for its fiscal 2008 first quarter ended March 31, 2008.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  April 24, 2008                         By:    /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                                FOR:     EMCOR GROUP, INC.

                                CONTACT: R. Kevin Matz
                                         Executive Vice President
                                         Shared Services
                                         (203) 849-7938

                                         FD
                                         Investors:Eric Boyriven - 212-850-5600
                                         Linden Alschuler & Kaplan, Inc.
                                         Media: Josh Epstein - 212-575-4545


             EMCOR GROUP, INC. REPORTS RECORD FIRST QUARTER RESULTS
                 - Revenues increased 29.1% to $1.66 billion -
- Operating income increased 186% to $49.7 million, equal to 3.0% of revenues -
          - Diluted earnings per share increased to $0.44 from $0.18 -


NORWALK, CONNECTICUT, April 24, 2008 - EMCOR Group, Inc. (NYSE: EME) today reported results for its first quarter ended March 31, 2008.

For the first quarter of 2008, net income rose 144.6% to $29.3 million, or $0.44 per diluted share, from $12.0 million, or $0.18 per diluted share, in the first quarter of 2007, which included income from discontinued operations of $0.5 million. Revenues in the 2008 first quarter rose 29.1% to $1.66 billion from $1.29 billion in the first quarter of 2007, reflecting strong organic growth and contributions from recent acquisitions.

The Company reported operating income of $49.7 million for the first quarter of 2008, compared to $17.4 million in the first quarter of 2007, an increase of 186.2%. As a percentage of revenues, first quarter 2008 operating margins improved to 3.0%, the highest for any first quarter in the history of the Company, from 1.3% a year ago. Selling, general and administrative (SG&A) expenses were $140.2 million, or 8.4% of revenues, in the 2008 first quarter compared to $111.6 million, or 8.7% of revenues, in the first quarter of 2007.

Contract backlog as of March 31, 2008 was $4.39 billion, an increase of 14.3% over backlog of $3.84 billion at March 31, 2007. Private sector commercial and hospitality contracts represented 49% of total backlog at the end of the 2008 first quarter, compared to 47% at December 31, 2007. Of the 14.3% increase in backlog levels, approximately 9.4% represented organic backlog growth excluding backlog contributions from companies acquired within the last 12 months.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, stated, "Our record results in the first quarter of 2008 represent an extraordinary start to the year. Organic revenue growth of 16.6% confirmed strong performance across all our businesses, and excellent operational execution enabled us to generate substantially higher profits. We continue to be delighted with our position in the refinery and petrochemical sectors through Ohmstede, which performed extremely well in its seasonally strong quarter and contributed to the overall increase in revenues, profits and profit margin."

EMCOR Announces 2008 First Quarter Results                                Page 2

Mr. MacInnis added, "As part of our efforts to diversify our revenue and profit base and enable us to perform well throughout economic cycles, a key strategic initiative at EMCOR has been the investment in and development of our facilities services operations. Our success in this endeavor is underscored by the growth in our facilities services business, which became the largest operating segment contributor to operating profit during the 2008 first quarter. Its strong performance and solid prospects serve to reinforce our commitment to this strategy and to this business."

Mr. MacInnis concluded, "Our excellent results for the first quarter of 2008 are the product of our efforts over the past five years to expand our service offerings and to position EMCOR in markets that will generate strong, sustainable growth and build on our position as a leader in the marketplace. We have diversified and balanced the Company organically and through acquisitions, and today we possess the businesses, services and management to leverage the opportunities ahead of us. We are encouraged that even with record revenue growth, our incoming contracts have generated backlog near record levels. While certain segments of the economy may be challenging, our market position and ongoing momentum give us increased confidence in meeting our ambitious targets for 2008."

The Company noted that, based on current market conditions and the makeup of its backlog, it continues to expect to generate revenues for the 2008 full-year period of between $6.3 billion and $6.5 billion and diluted earnings per share for 2008 of $2.08 to $2.28.

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's first quarter conference call will be available live via Internet broadcast today, Thursday, April 24, 2008 at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

     This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2007 Form 10-K, its Form 10-Q for the first quarter ended March 31, 2008, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.


                          - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      For the Three Months Ended
                                                               March 31,
                                                      --------------------------
                                                          2008           2007
                                                          ----           ----
Revenues                                              $ 1,661,403    $ 1,286,767
Cost of sales                                           1,471,478      1,157,754
                                                      -----------    -----------
Gross profit                                              189,925        129,013
Selling, general and
   administrative expenses                                140,242        111,567
Restructuring expenses                                         14             93
                                                      -----------    -----------
Operating income                                           49,669         17,353
Interest (expense) income, net                               (854)         2,711
Minority interest                                             (76)          (404)
                                                      -----------    -----------

Income from continuing
   operations before income  taxes                         48,739         19,660
Income tax provision                                       19,411          8,135
                                                      -----------    -----------

Income from continuing
   operations                                              29,328         11,525
Income from discontinued
   operation, net of income taxes                              --            467
                                                      -----------    -----------

Net income                                            $    29,328    $    11,992
                                                      ===========    ===========

Basic earnings per share -
   continuing operations                              $      0.45    $      0.18
Basic earnings per share -
   discontinued operation                                      --           0.01
                                                      -----------    -----------
                                                      $      0.45    $      0.19
                                                      ===========    ===========

Diluted earnings per share -
   continuing operations                              $      0.44    $      0.17
Diluted earnings per share -
   discontinued operation                                      --           0.01
                                                      -----------    -----------
                                                      $      0.44    $      0.18
                                                      ===========    ===========

Weighted average shares of
   common stock outstanding:
     Basic                                            65,263,709      63,824,436
     Diluted                                          66,971,259      66,278,982

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                              March 31,      December 31,
                                                                2008             2007
                                                            (Unaudited)
                                                            ------------     ------------
ASSETS
Current assets:
Cash and cash equivalents                                    $  224,989       $  251,637
Accounts receivable, net                                      1,402,883        1,435,268
Costs and estimated earnings in excess of billings
  on uncompleted contracts                                      153,280          144,919
Inventories                                                      56,909           52,247
Prepaid expenses and other                                       55,566           56,935
                                                             ----------       ----------
  Total current assets                                        1,893,627        1,941,006

Investments, notes and other long-term receivables               22,948           22,669
Property, plant & equipment, net                                 86,244           83,963
Goodwill                                                        564,791          563,918
Identifiable intangible assets, net                             261,142          252,146
Other assets                                                     13,137           13,157
                                                             ----------       ----------
Total assets                                                 $2,841,889       $2,876,859
                                                             ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under working capital credit line                 $       --       $       --
Current maturities of long-term debt and capital
  lease obligations                                               3,793            3,791
Accounts payable                                                492,537          537,314
Billings in excess of costs and estimated earnings
  on uncompleted contracts                                      587,595          572,431
Accrued payroll and benefits                                    186,692          215,554
Other accrued expenses and liabilities                          213,034          190,349
                                                             ----------       ----------
  Total current liabilities                                   1,483,651        1,519,439

Long-term debt and capital lease obligations                    198,468          223,453
Other long-term obligations                                     244,958          248,926
Total stockholders' equity                                      914,812          885,041
                                                             ----------       ----------
Total liabilities and stockholders' equity                   $2,841,889       $2,876,859
                                                             ==========       ==========



                                      # # #